UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

American Vanguard Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13795	95-2588080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court
Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 260-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in American Vanguard Corporation’s (“Company”) Current Report on Form 8-K filed on March 19, 2026, AMVAC Chemical Corporation, a subsidiary of the Company, and certain affiliates of the Company entered into a Credit and Guaranty Agreement (the “First Lien Term Loan”) with a group of commercial lenders (the “Lenders”) led by Centerbridge Partners, L.P. (“Centerbridge”), and Wilmington Trust, National Association as administrative agent. In connection with the entry into the First Lien Term Loan, the Company agreed to reduce the size of its Board of Directors (the “Board”) from nine to seven directors and to appoint to the Board one independent director in consultation with the Lenders, in both cases within 90 days following March 13, 2026.

In connection with these agreed actions, on April 10, 2026, Scott Baskin, Emer Gunter and Carmen Tiu de Mino notified the Board of their intention not to stand for re-election to the Board at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The decisions of Mr. Baskin, Ms. Gunter and Ms. Tiu de Mino not to stand for re-election at the 2026 Annual Meeting were not the result of any dispute or disagreement with the Company regarding any matter relating to the Company’s operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: April 15, 2026	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Legal Officer, General Counsel & Secretary